Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS SECOND QUARTER 2014 RESULTS

•                 Total assets under management1 increased 30.1% over the last twelve months to $79.2 billion as of June 30, 2014

•                 Management fees and total fee revenue increased 26.7% and 53.0%, respectively,  compared to the second quarter of 2013

•                 Management fees were 88.5% of total fee revenue for the three months ended June 30, 2014

•                 Second quarter 2014 economic net income was $75.1 million; pro forma for the initial public offering, economic net income after tax was $69.9 million or $0.33 per unit

•                 Distributable earnings were $48.6 million; distributable earnings after tax were $0.18 per common unit

•                 Declared second quarter distribution of $0.18 per common unit

•                 Second quarter GAAP net income2 was $2.7 million

LOS ANGELES -- Ares Management, L.P.  (the “Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for the quarter ended June 30, 2014.  As Ares was not a public company prior to its initial public offering (“IPO”), which closed on May 7, 2014, and the related reorganization, the historical financial results reported herein represent those of our predecessor owners.

“We continue to experience rapid growth in AUM and management fee revenue as our diversified asset management platform is uniquely positioned to deliver strong and stable returns across a variety of asset classes for our investors,” commented Tony Ressler, Chief Executive Officer of Ares.  “We hope to deliver an attractive and growing dividend stream to our investors over time as we capitalize on the industry opportunity and our expanded platform.”

During the twelve months ended June 30, 2014, Ares reported strong growth in both assets under management and fee earning assets under management of 30.1% and 21.2%, reaching $79.2 billion and $59.2 billion, respectively.

“With a record $19.0 billion of dry powder to invest, we believe we are well positioned to take advantage of investing opportunities across the platform, and at the same time, grow our fee revenues,” commented Michael Arougheti, President of Ares.  “Based upon known realization activity for the third quarter, we expect a near term pick-up in realizations which should bode well for distributable earnings when compared to second quarter levels.”

Economic net income for the three months ended June 30, 2014 was $75.1 million compared to $18.2 million for the second quarter of 2013.  The increase was primarily attributable to an increase of $7.7 million, $27.2 million and $14.6 million in performance related earnings within the Tradable Credit, Private Equity and Real Estate Groups, respectively, as these segments reported higher unrealized incentive income and unrealized investment income during the second quarter of 2014 compared to 2013.  In addition, fee related earnings for the three months ended June 30, 2014 were $4.5 million higher compared to the three months ended June 30, 2013.  On a pro forma basis, taking into consideration the reorganization related to the IPO, second quarter economic net income, net of income taxes, was $69.9 million or $0.33 per unit. Economic net income for the six months ended June 30, 2014 was $152.5 million, an

1  In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income and distributable earnings.  The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in this press release.

2  GAAP net income excludes income attributable to non-controlling and redeemable interests in Consolidated Funds.

increase of 36.1% compared to the six months ended June 30, 2013, driven by higher net investment income and net performance fees primarily from funds in the Private Equity Group.

Distributable earnings were $48.6 million for the three months ended June 30, 2014 compared to $67.8 million for the three months ended June 30, 2013, driven by lower net realized performance fees of $10.1 million and a decline of realized investment income of $10.8 million.  The decline in net realized performance fees was attributable to reduced exit activity within the Private Equity Group and the decline in realized net investment income was attributable to lower fund liquidations within the Tradable Credit Group compared to the three months ended June 30, 2013.  Distributable earnings were $102.9 million for the six months ended June 30, 2014 compared to $130.6 million for the six months ended June 30, 2013.  The decline was driven by a reduction in net realized performance fees of $13.6 million and lower realized investment income.

For the second quarter, distributable earnings after applicable income taxes allocated to common unitholders were $14.4 million or $0.18 per common unit. Ares declared a second quarter distribution of $0.18 per common unit payable on August 29, 2014 to common unitholders of record as of August 25, 2014.

Ares has also provided additional information in its Second Quarter 2014 Earnings Presentation which can be viewed at www.aresmgmt.com under “Investors Resources – Presentations and Reports.”

ARES MANAGEMENT, L.P.

KEY PERFORMANCE METRICS AS OF JUNE 30, 2014

$ in thousands unless otherwise noted	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Management Fees (includes ARCC Part I Fees of $25,666 and $25,661 for the three months ended June 30, 2014 and 2013, respectively and $53,984 and $49,497, for the six months ended June 30, 2014 and 2013, respectively)	$143,403	$113,220	$283,264	$221,850
Other Fees (Admin. & Deal Income)	6,576	4,321	13,441	8,982
Compensation & Benefits (1)	(88,742)	(68,448)	(179,096)	(133,364)
General &Administrative Expenses (2)	(26,198)	(18,541)	(51,612)	(31,867)
Fee Related Earnings	$35,040	$30,553	$65,999	$65,601

Net Performance Fees	$18,647	$(7,284)	$41,353	$29,127
Net Investment Income	21,364	(5,121)	45,102	17,290
Performance Related Earnings (Loss)	$40,011	$(12,405)	$86,455	$46,417

Economic Net Income	$75,051	$18,148	$152,454	$112,018
Economic Net Income After Income Taxes (3)	$69,966		$142,441
Economic Net Income After Income Taxes per Unit (3)	$0.33		$0.67
Distributable Earnings	$48,553	$67,762	$102,892	$130,553
Distributable Earnings After Income Taxes per Common Unit (4)	$0.18		$0.40

Other Data
Accrued Incentives (Gross)	$525,826	$404,063	$525,826	$404,063
Accrued Incentives (Net)	$190,627	$171,893	$190,627	$171,893
Management Fees as a Percentage of Total Fee Revenue (5)	88.5%	106.9%	87.3%	88.4%

(1)          Includes compensation and benefits attributable to OMG of $26.0 million and $19.6 million for the three months ended June 30, 2014 and 2013, respectively, and $53.6 million and $38.7 million for the six months ended June 30, 2014 and 2013, respectively, which is not allocated to a business segment.

(2)          Includes G&A attributable to OMG of $13.0 million and $8.6 million for the three months ended June 30, 2014 and 2013, respectively, and $26.5 million and $14.2 million for the six months ended June 30, 2014 and 2013, respectively, which is not allocated to a business segment.

(3)          Represents pro forma results assuming Ares IPO and reorganization had taken place on January 1, 2014. Total units of 212,170,186 include both common units and Ares Operating Group Units that are exchangeable for common units on a one-for-one basis.

(4)          Distributable earnings attributable to common unitholders is presented on a pro forma basis as if Ares’ IPO occurred on January 1, of 2014 for the first quarter of 2014, and actual for the second quarter of 2014. The per unit calculation uses total common units outstanding.  See “Exhibit G. Per Unit Calculations for the Three Months Ended June 30, 2014” for more detail.

(5)         Total fee revenue is calculated as management fees plus net performance fees.

Management Fee Revenue. Management fee revenue increased $30.2 million to $143.4 million for the three months ended June 30, 2014 compared to $113.2 million in the same period in 2013. The increase was driven by an increase in management fees primarily within (i) the Direct Lending Group as Ares Capital Corporation (“ARCC”) and certain European funds deployed additional capital, (ii) the Real Estate Group due to $12.3 million in management fees from the funds acquired in the AREA Acquisition that occurred during the third quarter of 2013, and $4.5 million from new funds and (iii) the Tradable Credit Group due to new funds launched in 2014.

Compensation and Benefits. Compensation and benefits increased by $20.3 million for the three months ended June 30, 2014 compared to the same period in 2013. The increase was primarily attributable to an increase of $8.1 million from new personnel from the AREA Acquisition, as well as more than 80 new hires.

General and Administrative Expenses. General and administrative expenses increased by $7.7 million to $26.2 million for the three months ended June 30, 2014 compared to the three months ended June 30, 2013, due primarily to increases in consulting expenses and to increases in office expenses due to the AREA Acquisition.

Fee Related Earnings. FRE increased to $35.0 million for the three months ended June 30, 2014 compared to $30.6 million for the same period in 2013, primarily due to the increase in management fees and administrative fees received from the Company’s affiliated funds.  The increase in FRE was partially offset by the increase in compensation and benefits and general and administrative expenses.

Performance Related Earnings. PRE was $40.0 million for the three months ended June 30, 2014 compared to $(12.4) million for the same period in 2013. The increase in PRE was primarily attributable to an increase of $26.5 million in net investment income and $25.9 million in net performance fees, primarily driven by the Private Equity Group.

Economic Net Income. ENI was $75.1 million for the three months ended June 30, 2014 compared to $18.2 million for the same period in 2013. The increase in ENI was driven by a $4.5 million increase in FRE, and the aforementioned increase in PRE.   ENI after the provision for taxes was $69.9 million, or $0.33 per unit, for the second quarter of 2014. The effective tax rate was 6.8% for the three months ended June 30, 2014.

Distributable Earnings. Total distributable earnings decreased by $19.2 million for the three months ended June 30, 2014 compared to the same period in 2013. This decrease was primarily driven by a $10.1 million decrease in net realized performance fees and a $10.8 million decrease in realized investment income. The decrease in DE was partially offset by a $4.5 million increase in FRE.

Accrued Incentives Fees. Net accrued incentive fees as of June 30, 2014 increased by $18.7 million to $190.6 million compared to $171.9 million as of June 30, 2013. The increase in net accrued incentive fees was attributable to the increasing portfolio company valuations within the Private Equity and Direct Lending Groups.

Assets Under Management

	AUM
($ in millions)	For the three months ended June 30, 2014	For the twelve months ended June 30, 2014
Beginning of Period AUM	$77,046	$60,918
Acquisitions	37	6,128
Commitments (1)	4,426	19,429
Capital Reduction (2)	(1,633)	(5,781)
Distribution (3)	(1,381)	(6,084)
Change in Fund Value (4)	743	4,629
End of Period AUM	$79,238	$79,238
Average AUM	$78,142	$70,078

(1)          Represents new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(2)          Represents the permanent reduction in leverage during the period.

(3)          Represents distributions and redemptions net of recallable amounts.

(4)          Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $79.2 billion as of June 30, 2014, an increase of $2.2 billion, or 2.8%, compared to total AUM of $77.0 billion as of March 31, 2014.  The increase in AUM was primarily due to $4.4 billion in new commitments raised, which consisted of (i) $1.5 billion to our leveraged loan funds ($638 million in equity commitments and $843 million in debt commitments), (ii) $889 million in equity commitments to our high yield funds, (iii) $338 million in equity commitments to our Alternative Credit funds, (iv) $958 million in our Direct Lending funds ($677 million in equity and $281 million in debt) and (v) $440 million in equity commitments in Real Estate funds.  The increase in AUM was partially offset by a capital reduction of $1.6 billion primarily in the Tradable Credit Group.  Distributions for the three months ended June 30, 2014 totaled $1.1 billion, of which $173 million was attributable to the Tradable Credit Group, $305 million was attributable to the Direct Lending Group, $258 million was attributable to the Private Equity Group and $317 million was attributable to the Real Estate Group.

For the twelve months ended June 30, 2014, AUM increased $18.3 billion, or 30.1%, compared to total AUM of $60.9 billion as of June 30, 2013.  The increase in AUM was primarily due to $19.4 billion of new commitments, which consisted of (i) $8.8 billion to our leveraged loan funds ($2.3 billion in equity commitments and $6.5 billion in debt commitments), (ii) $1.4 billion in equity commitments to our high yield funds, (iii) $2.1 billion to our Alternative Credit funds (comprised of $2.0 billion in equity commitments and $0.1 billion in debt commitments), (iv) $5.0 billion to our Direct Lending funds (comprised of $1.9 billion in equity commitments and $3.1 billion in debt commitments), and (v) $2.2 billion to our Real Estate funds (comprised of $1.2 billion in equity commitments and $1.0 billion in debt commitments).  In addition, AUM increased $6.1 billion due to the AREA Acquisition in July 2013.  The increase in AUM was partially offset by capital reductions of $5.8 billion, of which $5.6 billion was attributable to the Tradable Credit Group.  Distributions for the twelve months ended June 30, 2014 totaled $4.6 billion, of which $1.1 billion was attributable to the Tradable Credit Group, $1.0 billion was attributable to the Private Equity Group, $845 million was attributable to the Direct Lending Group and $1.6 billion was attributable to the Real Estate Group.

Fee-Earning Assets Under Management

	FEAUM
($ in millions)	For the three months ended June 30, 2014	For the twelve months ended June 30, 2014
Beginning of Period FEAUM	$57,228	$48,867
Acquisitions	-	5,384
Commitments (1)	1,198	3,778
Subscriptions / Deployment / Increase in Leverage (2)	2,927	10,095
Redemptions / Distributions / Decrease in Leverage (3)	(2,166)	(11,287)
Market Appreciation / (Depreciation) (4)	128	2,953
Change in Fee Basis (5)	(70)	(547)
End of Period FEAUM	$59,244	$59,244
Average FEAUM	$58,236	$54,046

(1)          Represents new commitments during the period for funds that earn management fees based on committed capital.

(2)          Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).

(3)          Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).

(4)          Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

(5)          Represents the change of fee basis from committed capital to invested capital.

Total Fee Earning Assets Under Management (“FEAUM”) was $59.2 billion as of June 30, 2014, an increase of $2.0 billion, or 3.5%, compared to total FEAUM of $57.2 billion as of March 31, 2014.  The increase in FEAUM was primarily due to Subscriptions / Deployment / Increase in Leverage of $1.5 billion and $1.4 billion in the Tradable Credit Group and Direct Lending Group, respectively.  New commitments of $850 million in the Tradable Credit Group and $342 million in the Real Estate Group further added to the increase in FEAUM.  Partially offsetting the increase in FEAUM were Redemptions / Distributions / Decreases in Leverage of $1.4 billion and $412 million from the Tradable Credit Group and Direct Lending Group, respectively.

For the twelve months ended June 30, 2014, FEAUM increased $10.4 billion, or 21.2%, compared to total FEAUM of $48.9 billion as of June 30, 2013.  The increase in FEAUM was primarily due to Subscriptions / Deployment / Increase in Leverage of $10.1 billion, which was mainly comprised of $4.7 billion attributable to the Tradable Credit Group and $4.7 billion attributable to the Direct Lending Group.  In addition, the AREA Acquisition in July 2013 contributed $5.4 billion in FEAUM to the Real Estate Group.  The increase in FEAUM was partially offset by Redemptions / Distributions / Decrease in Leverage of $11.3 billion, of which $7.5 billion was attributable to the Tradable Credit Group, $437 million was attributable to the Private Equity Group, $1.8 billion was attributable to the Direct Lending Group and $1.6 billion was attributable to the Real Estate Group.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of June 30, 2014		As of March 31, 2014
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$4,594	$7,448	$4,920	$7,683
Direct Lending Group(1)	9,513	13,668	8,969	13,474
Private Equity Group	4,058	9,296	4,075	9,296
Real Estate Group	1,993	5,829	1,550	5,508
Total	$20,158	$36,241	$19,514	$35,961

(1)          Includes the applicable IGAUM or IEAUM of ARCC (which totaled $8,067 and $7,804 as of June 30, 2014, respectively, and $9,862, and $9,894 as of March 31, 2014, respectively, as a result of ARCC Part II Fees).

Total Incentive Generating AUM (“IGAUM”) was $20.2 billion as of June 30, 2014, an increase of $0.6 billion, or 3.3%, compared to total IEAUM of $19.5 billion as of March 31, 2014.

Total Incentive Eligible AUM (“IEAUM”) was $36.2 billion as of June 30, 2014, compared to $36.0 billion as of March 31, 2014.  Funds not yet contributing incentive fees as of June 30, 2014 primarily include ACOF IV, European Real Estate Fund III, European Real Estate Fund IV, ACRE and Ares European Loan Opportunities Fund.

AUM within carry represented approximately 55.4% of Incentive Eligible AUM and represented 62.0% of incentive eligible funds.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of June 30, 2014		As of March 31, 2014
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$5,418	$2,061	$5,094	$1,657

Direct Lending Group	7,098	6,784	7,177	6,894

Private Equity Group	4,369	727	4,406	737

Real Estate Group	2,083	620	1,516	519

Total	$18,969	$10,191	$18,193	$9,807

Total available capital was $19.0 billion as of June 30, 2014, an increase of $0.8 billion or 4.3%, compared to $18.2 billion as of March 31, 2014.  Total AUM Not Yet Earnings Fees was $10.2 billion, an increase of $0.4 billion or 3.9% compared to $9.8 billion as of March 31, 2014.

Results Excluding Consolidated Funds

Net income of the Company excluding the effect of the Consolidated Funds for the three months ended June 30, 2014 was $2.7 million.

Investment Capacity and Liquidity

As of June 30, 2014, our cash and cash equivalents were $87.4 million, investments at fair value were $585.2 million, and net performance fees receivable were $190.6 million.  As of June 30, 2014, the Company had a $1.0 billion revolving credit facility with approximately $848.0 million in available capital.

($ in thousands)	June 30, 2014	December 31, 2013

Cash and cash equivalents	$87,445	$89,802
Investments, at fair value	585,157	504,291
Debt obligations	202,869	153,119
Net performance fees receivable	190,627	185,773

Distribution

On August 13, 2014, the board of directors of our general partner declared a quarterly distribution of $0.18 per common unit to common unitholders of record at the close of business on August 25, 2014, payable on August 29, 2014.

Recent Developments

•                  On July 16, 2014, Ares Capital Corporation completed an equity offering raising $258 million in net proceeds. Ares Capital Corporation is externally managed by an affiliate of the Company.

•                On July 30, 2014, Ares Management LLC agreed to provide credit support to a new $75 million credit facility entered into by a wholly owned subsidiary of ACRE with City National Bank, a national banking association. Ares Management LLC is the parent entity to ACRE’s external manager and will receive a credit support fee of 1.50% per annum.

•                On August 4, 2014, the Company announced the pricing of Ares XXXI CLO Ltd., a $1.26 billion Collateralized Loan Obligation (“CLO”) and the largest in the firm’s history. Ares XXXI is sponsored by Ares’ Tradable Credit Group and is one of the largest CLOs raised in the market since 2007. Ares XXXI is primarily comprised of broadly syndicated First Lien Senior Secured U.S. Bank Loans. The closing of Ares XXXI is expected by the end of the third quarter, subject to customary closing conditions.

•                  On August 7, 2014, the Company’s Tradable Credit Group held a first closing of $722 million for its fourth special situations fund.

Conference Call and Webcast Information

On Wednesday August 13, 2014, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its second quarter 2014 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1 (412)-317-6061. All callers will need to enter the Participant Elite Entry Number 6085119 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 26, 2014 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10048809. An archived replay will also be available through August 26, 2014 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares is a leading global alternative asset manager with approximately $79 billion of assets under management and approximately 700 employees in more than 15 offices in the United States, Europe and Asia as of June 30, 2014. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$5,418	$26,979	$32,397

Direct Lending Group	7,098	21,074	28,172

Private Equity Group	4,369	5,393	9,762

Real Estate Group	2,083	6,824	8,907

Total	$18,969	$60,269	$79,238

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended June 30, 2014:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone

Management fees (includes, in the case of the Direct Lending Group, $25,666 of ARCC Part I Fees)	$22,610	$64,805	$36,072	$19,916	$143,403	$—	$143,403
Previously deferred management fees	—	—	—	—	—	—	—
Total management fees	22,610	64,805	36,072	19,916	143,403	—	143,403
Administrative fees and other income	94	276	33	1,496	1,899	4,678	6,576
General and administrative expenses	(2,738)	(2,245)	(3,897)	(4,332)	(13,212)	(12,986)	(26,198)
Compensation and benefits	(7,886)	(32,753)	(10,453)	(11,689)	(62,781)	(25,961)	(88,742)
Fee related earnings (loss)	12,080	30,083	21,755	5,391	69,309	(34,269)	35,040
Performance fees—realized	4,615	—	24,283	—	28,898	—	28,898
Performance fees—unrealized	42,002	3,600	(11,618)	7,726	41,710	—	41,710
Performance fee compensation expense—realized	(3,690)	—	(15,986)	—	(19,676)	—	(19,676)
Performance fee compensation expense—unrealized	(32,824)	(2,075)	3,180	(566)	(32,285)	—	(32,284)
Net performance fees	10,103	1,525	(141)	7,160	18,647	—	18,647
Investment income (loss)—realized	2,647	(934)	6,568	(301)	7,980	—	7,980
Investment income (loss)—unrealized	11,861	216	(2,533)	635	10,179	—	10,179
Interest and other income	584	144	4,328	187	5,243	—	5,243
Interest expense	(785)	(332)	(543)	(378)	(2,038)	—	(2,037)
Net investment income (loss)	14,307	(906)	7,820	143	21,364	—	21,364

Performance related earnings (loss)	24,410	619	7,679	7,303	40,011	—	40,011

Economic net income (loss)	$36,490	$30,702	$29,434	$12,694	$109,320	$(34,269)	$75,051

Distributable earnings (loss)	$14,994	$28,205	$38,852	$2,343	$84,394	$(35,841)	$48,553

Total assets	$547,980	$199,527	$577,397	$295,433	$1,620,337	$10,560	$1,630,898

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the three months ended June 30, 2013:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone

Management fees (includes, in the case of the Direct Lending Group, $25,661 of ARCC Part I Fees)	$23,087	$56,251	$30,254	$2,489	$112,081	$—	$112,081
Previously deferred management fees	—	—	1,139	—	1,139	—	1,139
Total management fees	23,087	56,251	31,393	2,489	113,220	—	113,220
Administrative fees and other income	156	82	54	10	302	4,020	4,321
General and administrative expenses	(3,016)	(2,259)	(3,488)	(1,167)	(9,930)	(8,611)	(18,541)
Compensation and benefits	(7,007)	(29,617)	(8,587)	(3,634)	(48,845)	(19,603)	(68,448)
Fee related earnings (loss)	13,220	24,457	19,372	(2,302)	54,747	(24,194)	30,553
Performance fees—realized	39,752	—	22,647	—	62,399	—	62,399
Performance fees—unrealized	(48,063)	(1,100)	(24,565)	—	(73,728)	—	(73,728)
Performance fee compensation expense—realized	(31,813)	—	(11,273)	—	(43,086)	—	(43,086)
Performance fee compensation expense—unrealized	38,506	563	8,062	—	47,131	—	47,131
Net performance fees	(1,618)	(537)	(5,129)	—	(7,284)	—	(7,284)
Investment income (loss)—realized	3,576	2,304	13,477	(43)	19,314	—	19,314
Investment income (loss)—unrealized	(6,265)	(4,727)	(7,952)	(8,144)	(27,088)	—	(27,088)
Interest and other income	2,423	1,317	181	1,097	5,018	—	5,018
Interest expense	(900)	(627)	(628)	(210)	(2,365)	—	(2,365)
Net investment income (loss)	(1,166)	(1,733)	5,078	(7,300)	(5,121)	—	(5,121)
Performance related earnings (loss)	(2,784)	(2,270)	(51)	(7,300)	(12,405)	—	(12,405)
Economic net income (loss)	$10,436	$22,187	$19,321	$(9,602)	$42,342	$(24,194)	$18,148

Distributable earnings (loss)	$25,542	$25,780	$43,014	$(1,956)	$92,380	$(24,618)	$67,762

Total assets	$341,284	$211,429	$604,236	$45,851	$1,202,800	$9,740	$1,212,540

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the six months ended June 30, 2014:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone

Management fees (includes, in the case of the Direct Lending Group, $53,984 of ARCC Part I Fees)	$45,806	$131,009	$69,765	$36,684	$283,264	$—	$283,264
Previously deferred management fees	—	—	—	—	—	—	—
Total management fees	45,806	131,009	69,765	36,684	283,264		283,264
Administrative fees and other income	170	366	50	2,786	3,372	10,071	13,441
General and administrative expenses	(4,738)	(4,159)	(7,593)	(8,600)	(25,090)	(26,522)	(51,612)
Compensation and benefits	(16,081)	(64,965)	(21,258)	(23,174)	(125,478)	(53,618)	(179,096)
Fee related earnings (loss)	25,157	62,251	40,964	7,696	136,068	(70,069)	65,999
Performance fees—realized	17,700	39	34,495	—	52,234	—	52,234
Performance fees—unrealized	63,344	5,893	1,892	10,675	81,804	—	81,804
Performance fee compensation expense—realized	(14,162)	(28)	(21,492)	—	(35,682)	—	(35,682)
Performance fee compensation expense—unrealized	(49,736)	(3,525)	(3,176)	(566)	(57,003)	—	(57,003)
Net performance fees	17,146	2,379	11,719	10,109	41,353	—	41,353
Investment income (loss)—realized	3,779	(1,532)	24,586	429	27,262	—	27,262
Investment income (loss)—unrealized	27,017	1,739	(15,400)	(227)	13,129	—	13,129
Interest and other income	3,368	243	4,579	197	8,387	—	8,386
Interest expense	(1,407)	(636)	(930)	(703)	(3,676)	—	(3,676)
Net investment income (loss)	32,757	(186)	12,835	(304)	45,102	—	45,102

Performance related earnings (loss)	49,903	2,193	24,554	9,805	86,455	—	86,455

Economic net income (loss)	$75,060	$64,444	$65,518	$17,501	$222,523	$(70,069)	$152,454

Distributable earnings (loss)	$33,637	$59,212	$79,556	$3,841	$176,246	$(73,354)	$102,892

Total assets	$547,980	$199,527	$577,397	$295,433	$1,620,337	$10,560	$1,630,898

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the six months ended June 30, 2013:

	Private Equity Group	Direct Lending Group	Tradable Credit Group	Real Estate Group	Total Segments	OMG	Total Stand Alone

Management fees (includes, in the case of the Direct Lending Group, $49,497 of ARCC Part I Fees)	$46,630	$107,701	$61,424	$4,956	$220,711	$—	$220,711
Previously deferred management fees	—	—	1,139	—	1,139	—	1,139
Total management fees	46,630	107,701	62,563	4,956	221,850		221,850
Administrative fees and other income	273	165	54	14	506	8,476	8,982
General and administrative expenses	(5,254)	(4,061)	(5,963)	(2,425)	(17,703)	(14,164)	(31,867)
Compensation and benefits	(13,603)	(56,519)	(17,354)	(7,202)	(94,678)	(38,686)	(133,364)
Fee related earnings (loss)	28,046	47,286	39,300	(4,657)	109,975	(44,374)	65,601
Performance fees—realized	48,765	—	31,686	—	80,451	—	80,451
Performance fees—unrealized	(22,551)	399	29,785	—	7,633	—	7,633
Performance fee compensation expense—realized	(39,021)	—	(11,309)	—	(50,330)	—	(50,330)
Performance fee compensation expense—unrealized	18,236	(260)	(26,603)	—	(8,627)	—	(8,627)
Net performance fees	5,429	139	23,559	—	29,127	—	29,127
Investment income (loss)—realized	4,502	1,479	32,990	(80)	38,891	—	38,891
Investment income (loss)—unrealized	(3,834)	(883)	(11,908)	(7,094)	(23,719)	—	(23,719)
Interest and other income	2,640	2,353	820	1,096	6,909	—	6,914
Interest expense	(1,819)	(1,265)	(1,285)	(422)	(4,791)	—	(4,790)
Net investment income (loss)	1,489	1,684	20,617	(6,500)	17,290	—	17,290
Performance related earnings (loss)	6,918	1,823	44,176	(6,500)	46,417	—	46,417

Economic net income (loss)	$34,964	$49,109	$83,476	$(11,157)	$156,392	$(44,374)	$112,018

Distributable earnings (loss)	$42,106	$48,006	$90,949	$(5,419)	$175,642	$(45,089)	$130,553

Total assets	$341,284	$211,429	$604,236	$45,851	$1,202,800	$9,740	$1,212,540

Exhibit C.  Condensed Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except share data)

	As of June 30,	As of December 31,
	2014	2013
	(unaudited)	(Predecessor)
Assets
Cash and cash equivalents	$87,445	$89,802
Restricted cash and cash equivalents	78,378	13,344
Investments, at fair value	138,453	89,438
Performance fees receivable	138,987	137,682
Derivative assets, at fair value	1,774	1,164
Due from affiliates	119,861	108,920
Intangible assets, net	53,326	68,742
Goodwill	85,806	58,159
Other assets	75,237	73,600
Assets of Consolidated Funds:
Cash and cash equivalents	1,395,650	1,638,003
Restricted cash and securities	100	—
Investments, at fair value	18,666,232	20,823,338
Loan held for investment, net	84,088	—
Due from affiliates	10,669	2,010
Dividends and interest receivable	93,855	133,158
Receivable for securities sold	512,994	427,871
Derivative assets, at fair value	4,873	14,625
Other assets	44,602	25,528
Total assets	$21,592,330	$23,705,384
Liabilities
Debt obligations	$202,869	$153,119
Accounts payable, accrued expenses and other liabilities	141,452	67,486
Deferred tax liability, net	22,694	21,002
Performance fee compensation payable	335,199	295,978
Equity compensation put option liability	20,000	—
Derivative liabilities, at fair value	2,258	2,907
Accrued compensation	84,076	132,917
Due to affiliates	23,083	32,690
Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	77,921	95,839
Payable for securities purchased	1,064,439	945,115
Derivative liabilities, at fair value	55,329	75,115
Due to affiliates	2,643	2,695
Securities sold short, at fair value	—	1,633
Deferred tax liability, net	24,321	35,904
CLO loan obligations	11,266,453	11,774,157
Fund borrowings	1,021,593	2,070,598
Mezzanine debt	332,077	323,164
Total liabilities	14,676,407	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	1,102,350	1,093,770
Redeemable interest in Ares Operating Group entities	24,977	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	4,938,369	5,691,874
Equity appropriated for Consolidated Funds	78,192	155,261
Non-controlling interest in Consolidated Funds	5,016,561	5,847,135
Non-controlling interest in Ares Operating Group Entities	478,293	167,731
Members’ equity and common stock of Predecessor	—	525,678
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 and 0 units, issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	293,124	—
Accumulated other comprehensive gain	618	—
Total controlling interest in Ares Management, L.P.	293,742	—
Total equity	5,788,596	6,540,544
Total liabilities, redeemable interests, non-controlling interests and equity	$21,592,330	$23,705,384

Exhibit C.  Condensed Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues		(Predecessor)		(Predecessor)
Management fees (includes ARCC Part I Fees of $25,666 and $25,661 for the three months ended June 30, 2014 and 2013, respectively, and $53,984, and $49,497 for the six months ended June 30, 2014 and 2013, respectively)	$114,426	$81,812	$224,975	$160,206
Performance fees	11,175	3,169	27,389	28,323
Other fees	6,017	4,321	12,882	8,310
Total revenues	131,618	89,302	265,246	196,839
Expenses
Compensation and benefits	150,970	75,559	246,663	147,534
Performance fee compensation	51,960	(4,045)	92,685	58,957
General, administrative and other expenses	39,460	25,664	78,235	42,646
Consolidated Funds expenses	16,712	12,615	25,649	73,723
Total expenses	259,102	109,793	443,232	322,860
Other income (expense)
Interest and other income	3,877	2,245	4,001	2,896
Interest expense	(2,037)	(2,365)	(3,676)	(4,790)
Net realized gain (loss) on investments	(1,403)	1,898	(1,469)	761
Net change in unrealized appreciation (depreciation) on investments	9,703	(11,141)	13,849	(2,856)
Interest and other income of Consolidated Funds	203,338	302,040	548,683	613,530
Interest expense of Consolidated Funds	(203,741)	(107,012)	(348,783)	(232,970)
Net realized gain (loss) on investments of Consolidated Funds	47,840	8,915	102,805	66,871
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	261,396	(304,511)	328,740	(200,259)
Total other income (expense)	318,973	(109,931)	644,150	243,183
Income (loss) before taxes	191,489	(130,422)	466,164	117,162
Income tax expense (benefit)	5,267	6,312	(1,428)	30,762
Net income (loss)	186,222	(136,734)	467,592	86,400
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	170,140	(134,676)	358,273	(53,264)
Less: Net Income (loss) attributable to redeemable interests in Consolidated Funds	13,413	(4,877)	50,461	62,297
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	(15,150)	551	40,633	15,116
Less: Net income attributable to controlling interests in Predecessor	—	2,235	—	61,391
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	(23)	33	383	860
Net income (loss) attributable to Ares Management, L.P.	$17,842	$—	$17,842	$—
Net income (loss) attributable to Ares Management, L.P. per common unit
Basic	$0.22		$0.22
Diluted	$0.22		$0.22
Weighted-average common units
Basic	79,424,077		79,424,077
Diluted	80,004,833		80,004,833

Exhibit D.  Supplemental Financial Information Consolidating Schedules
($ in thousands, except share data)

	As of June 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$87,445	$—	$—	$87,445
Restricted cash and cash equivalents	78,378	—	—	78,378
Investments, at fair value	585,157	—	(446,704)	138,453
Performance fees receivable	525,826	—	(386,839)	138,987
Derivative assets, at fair value	1,774	—	—	1,774
Due from affiliates	137,851	—	(17,990)	119,861
Intangible assets, net	53,326	—	—	53,326
Goodwill	85,806	—	—	85,806
Other assets	75,335	—	(98)	75,237
Assets of Consolidated Funds
Cash and cash equivalents	—	1,395,650	—	1,395,650
Restricted cash and securities	—	100	—	100
Investments, at fair value	—	18,666,232	—	18,666,232
Loans held for investment, net	—	84,088	—	84,088
Due from affiliates	—	11,190	(521)	10,669
Dividends and interest receivable	—	93,855	—	93,855
Receivable for securities sold	—	512,994	—	512,994
Derivative assets, at fair value	—	4,873	—	4,873
Other assets	—	44,602	—	44,602
Total assets	$1,630,898	$20,813,584	$(852,152)	$21,592,330
Liabilities
Debt obligations	$202,869	$—	$—	$202,869
Accounts payable, accrued expenses and other liabilities	142,641	—	(1,189)	141,452
Deferred tax liability, net	22,694	—	—	22,694
Performance fee compensation payable	335,199	—	—	335,199
Equity Compensation put option liability	20,000	—	—	20,000
Derivative liabilities, at fair value	2,258	—	—	2,258
Accrued compensation	84,076	—	—	84,076
Due to affiliates	24,151	—	(1,068)	23,083
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	88,864	(10,943)	77,921
Payable for securities purchased	—	1,064,439	—	1,064,439
Derivative liabilities, at fair value	—	55,329	—	55,329
Due to affiliates	—	83,899	(81,256)	2,643
Deferred tax liability, net	—	24,321	—	24,321
CLO loan obligations	—	11,321,637	(55,184)	11,266,453
Fund borrowings	—	1,021,593	—	1,021,593
Mezzanine debt	—	332,077	—	332,077
Total liabilities	833,888	13,992,159	(149,640)	14,676,407
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,102,350	—	1,102,350
Redeemable interest in Ares Operating Group entities	24,977	—	—	24,977
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,640,879	(702,510)	4,938,369
Equity appropriated for Consolidated Funds	—	78,192	—	78,192
Non-controlling interest in Consolidated Funds	—	5,719,071	(702,510)	5,016,561
Non-controlling interest in Ares Operating Group Entities	478,293	—	—	478,293
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units, issued and outstanding)	293,124	—	—	293,124
Accumulated other comprehensive gain	618	—	—	618
Total controlling interest in Ares Management, L.P.	293,742	—	—	293,742
Total equity	772,035	5,719,071	(702,510)	5,788,596
Total liabilities, redeemable interests, non-controlling interests and equity	$1,630,900	$20,813,580	$(852,150)	$21,592,330

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)
($ in thousands)

	As of December 31, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$89,802	$—	$—	$89,802
Restricted cash and cash equivalents	13,344	—	—	13,344
Investments, at fair value	504,291	—	(414,853)	89,438
Performance fees receivable	481,751	—	(344,069)	137,682
Derivative assets, at fair value	1,164	—	—	1,164
Due from affiliates	130,625	—	(21,705)	108,920
Intangible assets, net	68,742	—	—	68,742
Goodwill	58,159	—	—	58,159
Other assets	96,904	—	(23,304)	73,600
Assets of Consolidated Funds
Cash and cash equivalents	—	1,638,003	—	1,638,003
Investments, at fair value	—	20,823,338	—	20,823,338
Due from affiliates	—	2,010	—	2,010
Dividends and interest receivable	—	133,158	—	133,158
Receivable for securities sold	—	427,871	—	427,871
Derivative assets, at fair value	—	14,625	—	14,625
Other assets	—	27,505	(1,977)	25,528
Total assets	$1,444,782	$23,066,510	$(805,908)	$23,705,384
Liabilities
Debt obligations	$153,119	$—	$—	$153,119
Accounts payable, accrued expenses and other liabilities	69,550	—	(2,064)	67,486
Deferred tax liability, net	21,002	—	—	21,002
Performance fee compensation payable	295,978	—	—	295,978
Derivative liabilities, at fair value	2,907	—	—	2,907
Accrued compensation	132,917	—	—	132,917
Due to affiliates	35,149	—	(2,459)	32,690
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	95,839	—	95,839
Payable for securities purchased	—	945,115	—	945,115
Derivative liabilities, at fair value	—	75,115	—	75,115
Due to affiliates	—	92,211	(89,516)	2,695
Securities sold short, at fair value	—	1,633	—	1,633
Deferred tax liability, net	—	35,904	—	35,904
CLO loan obligations	—	11,838,396	(64,239)	11,774,157
Fund borrowings	—	2,070,598	—	2,070,598
Mezzanine debt	—	323,164	—	323,164
Total liabilities	710,622	15,477,975	(158,278)	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,093,770	—	1,093,770
Redeemable interest in Ares Operating Group entities	40,751	—	—	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	6,339,504	(647,630)	5,691,874
Equity appropriated for Consolidated Funds	—	155,261	—	155,261
Non-controlling interest in Consolidated Funds	—	6,494,765	(647,630)	5,847,135
Non-controlling interest in Ares Operating Group Entities	167,731	—	—	167,731
Members’ equity and common stock of Predecessor	525,678	—	—	525,678
Total equity	693,409	6,494,765	(647,630)	6,540,544
Total liabilities, redeemable interests, non-controlling interests and equity	$1,444,782	$23,066,510	$(805,908)	$23,705,384

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended June 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $25,666)	$143,403	$—	$(28,977)	$114,426
Performance fees	63,825	—	(52,650)	11,175
Other fees	6,576	—	(559)	6,017
Total revenues	213,804	—	(82,186)	131,618
Expenses
Compensation and benefits	150,970	—	—	150,970
Performance fee compensation	51,960	—	—	51,960
General, administrative and other expense	39,460	—	—	39,460
Consolidated Fund expenses	—	49,692	(32,980)	16,712
Total expenses	242,390	49,692	(32,980)	259,102
Other income (expense)
Interest and other income	4,903	—	(1,026)	3,877
Interest expense	(2,037)	—	—	(2,037)
Net realized gain (loss) on investments	7,980	—	(9,383)	(1,403)
Net change in unrealized appreciation (depreciation) on investments	17,297	—	(7,594)	9,703
Interest and other income of Consolidated Funds	—	203,464	(126)	203,338
Interest expense of Consolidated Funds	—	(205,766)	2,025	(203,741)
Net realized gain (loss) on investments of Consolidated Funds	—	47,840	—	47,840
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	261,257	139	261,396
Total other income (expense)	28,143	306,795	(15,965)	318,973
Income (loss) before taxes	(443)	257,103	(65,171)	191,489
Income tax expense (benefit)	(3,112)	8,379	—	5,267
Net income (loss)	2,669	248,724	(65,171)	186,222
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	233,277	(63,137)	170,140
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	15,447	(2,034)	13,413
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	(15,150)	—	—	(15,150)
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	(23)	—	—	(23)
Net income (loss) attributable to Ares Management, L.P.	$17,842	$—	$—	$17,842

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended June 30, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $25,661)	$113,220	$—	$(31,408)	$81,812
Performance fees	(11,329)	—	14,498	3,169
Other fees	4,321	—	—	4,321
Total revenues	106,212	—	(16,910)	89,302
Expenses
Compensation and benefits	75,559	—	—	75,559
Performance fee compensation	(4,045)	—	—	(4,045)
General, administrative and other expense	25,664	—	—	25,664
Consolidated Fund expenses	—	34,317	(21,702)	12,615
Total expenses	97,178	34,317	(21,702)	109,793
Other income (expense)
Interest and other income	4,702	—	(2,457)	2,245
Interest expense	(2,365)	—	—	(2,365)
Net realized gain (loss) on investments	19,314	—	(17,416)	1,898
Net change in unrealized appreciation (depreciation) on investments	(26,770)	—	15,629	(11,141)
Interest and other income of Consolidated Funds	—	302,217	(177)	302,040
Interest expense of Consolidated Funds	—	(108,989)	1,977	(107,012)
Net realized gain (loss) on investments of Consolidated Funds	—	8,915	—	8,915
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	(303,652)	(859)	(304,511)
Total other income (expense)	(5,119)	(101,509)	(3,303)	(109,931)
Income (loss) before taxes	3,915	(135,826)	1,489	(130,422)
Income tax expense (benefit)	1,096	5,216	—	6,312
Net income (loss)	2,819	(141,042)	1,489	(136,734)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(135,883)	1,207	(134,676)
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(5,159)	282	(4,877)
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	551	—	—	551
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	33	—	—	33
Net income (loss) attributable to controlling interests in Predecessor	$2,235	$—	$—	$2,235

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Six Months Ended June 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $53,984)	$283,264	$—	$(58,289)	$224,975
Performance fees	124,305	—	(96,916)	27,389
Other fees	13,441	—	(559)	12,882
Total revenues	421,010	—	(155,764)	265,246
Expenses
Compensation and benefits	246,663	—	—	246,663
Performance fee compensation	92,685	—	—	92,685
General, administrative and other expense	78,235	—	—	78,235
Consolidated Fund expenses	—	90,329	(64,680)	25,649
Total expenses	417,583	90,329	(64,680)	443,232
Other income (expense)
Interest and other income	8,386	—	(4,385)	4,001
Interest expense	(3,676)	—	—	(3,676)
Net realized gain (loss) on investments	27,261	—	(28,730)	(1,469)
Net change in unrealized appreciation (depreciation) on investments	22,862	—	(9,013)	13,849
Interest and other income of Consolidated Funds	—	548,940	(257)	548,683
Interest expense of Consolidated Funds	—	(351,503)	2,720	(348,783)
Net realized gain (loss) on investments of Consolidated Funds	—	102,805	—	102,805
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	327,670	1,070	328,740
Total other income (expense)	54,833	627,912	(38,595)	644,150
Income (loss) before taxes	58,260	537,583	(129,679)	466,164
Income tax expense (benefit)	(598)	(830)	—	(1,428)
Net income (loss)	58,858	538,413	(129,679)	467,592
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	482,187	(123,914)	358,273
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	56,226	(5,765)	50,461
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	40,633	—	—	40,633
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	383	—	—	383
Net income (loss) attributable to Ares Management, L.P.	$17,842	$—	$—	$17,842

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Six Months Ended June 30, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $49,497)	$221,850	$—	$(61,644)	$160,206
Performance fees	88,084	—	(59,761)	28,323
Other fees	8,982	—	(672)	8,310
Total revenues	318,916	—	(122,077)	196,839
Expenses
Compensation and benefits	147,534	—	—	147,534
Performance fee compensation	58,957	—	—	58,957
General, administrative and other expense	42,646	—	—	42,646
Consolidated Fund expenses	—	156,658	(82,935)	73,723
Total expenses	249,137	156,658	(82,935)	322,860
Other income (expense)
Interest and other income	6,914	—	(4,018)	2,896
Interest expense	(4,790)	—	—	(4,790)
Net realized gain (loss) on investments	38,891	—	(38,130)	761
Net change in unrealized appreciation (depreciation) on investments	(23,720)	—	20,864	(2,856)
Interest and other income of Consolidated Funds	—	613,903	(373)	613,530
Interest expense of Consolidated Funds	—	(240,167)	7,197	(232,970)
Net realized gain (loss) on investments of Consolidated Funds	—	66,871	—	66,871
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	(198,427)	(1,832)	(200,259)
Total other income (expense)	17,295	242,180	(16,292)	243,183
Income (loss) before taxes	87,074	85,522	(55,434)	117,162
Income tax expense (benefit)	9,707	21,055	—	30,762
Net income (loss)	$77,367	$64,467	$(55,434)	$86,400
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	2,064	(55,328)	(53,264)
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	62,403	(106)	62,297
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	15,116	—	—	15,116
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	860	—	—	860
Net income (loss) attributable to controlling interests in Predecessor	$61,391	$—	$—	$61,391

Exhibit E.  Reconciliation from Segments to GAAP Financials (1)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Economic net income and fee related earnings:
Income (loss) before taxes	$191,489	$(130,422)	$466,164	$117,162
Adjustments
Amortization of intangibles	6,718	2,299	15,549	4,598
Depreciation expense	1,748	1,714	3,807	2,947
Equity compensation expenses	62,228	6,362	67,567	12,672
Income tax expense	—	300	—	341
Acquisition-related expenses	1,292	2,067	2,713	2,817
Placement fees and underwriting costs	3,506	1,491	4,558	1,573
OMG expenses, net	34,269	24,194	70,069	44,374
Income of non-controlling interests in Consolidated Funds	(183,553)	139,553	(408,734)	(9,033)
Income tax expense (benefit) of non-controlling interests in Consolidated Funds	(8,379)	(5,216)	830	(21,055)

Economic net income	$109,320	$42,342	$222,523	$156,392

Total performance fee income—realized	$(28,898)	$(62,399)	$(52,234)	$(80,451)
Total performance fee income—unrealized	(41,710)	73,728	(81,804)	(7,633)
Total performance fee expense—realized	19,676	43,086	35,682	50,330
Total performance fee expense—unrealized	32,284	(47,131)	57,003	8,627
Net investment income	(21,364)	5,121	(45,102)	(17,290)

Fee related earnings	$69,309	$54,747	$136,068	$109,975

Management fees	143,403	113,220	283,264	221,850
Administrative fees and other income	1,899	302	3,372	506
Compensation and benefits	(62,781)	(48,845)	(125,478)	(94,678)
General, administrative and other expenses	(13,212)	(9,930)	(25,090)	(17,703)

Fee related earnings	$69,309	$54,747	$136,068	$109,975

Distributable earnings:
Income (loss) before taxes	$191,489	$(130,422)	$466,164	$117,162
Adjustments:
Amortization of intangibles	6,718	2,299	15,549	4,598
Equity compensation expenses	62,228	6,362	67,567	12,672
OMG distributable loss	35,841	24,618	73,354	45,089
Acquisition-related expenses	—	1,500	—	1,500
Taxes paid	(347)	—	(554)	—
Income of non-controlling interests in Consolidated Funds	(183,553)	139,553	(408,734)	(9,033)
Income tax expense (benefit) of non-controlling interests in Consolidated Funds	(8,379)	(5,216)	830	(21,055)
Unrealized performance fees	(41,710)	73,728	(81,804)	(7,633)
Unrealized performance fee compensation expense	32,285	(47,131)	57,003	8,627
Unrealized investment income and other loss	(10,179)	27,088	(13,129)	23,719

Distributable earnings	$84,394	$92,380	$176,246	$175,642

(1)          Excludes results of the Operations Management Group.

Exhibit E.  Reconciliation from Segments to GAAP Financials (continued)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Fee related earnings	$69,309	$54,747	$136,068	$109,975
Performance fee—realized	28,898	62,399	52,234	80,451
Performance fee compensation expense—realized	(19,676)	(43,086)	(35,682)	(50,330)
Other income realized net	11,184	21,967	31,973	41,009
Net performance fee income—realized	$20,406	$41,280	$48,525	$71,130
Less:
One-time acquisition costs	(636)	(567)	(636)	(1,317)
Placement fees and underwriting costs	(3,506)	(1,491)	(4,558)	(1,573)
Income tax expense	(138)	(300)	(344)	(341)
Non-cash depreciation and amortization	(1,042)	(1,290)	(2,809)	(2,232)

Distributable earnings	$84,394	$92,380	$176,246	$175,642

  Exhibit F.  Pro Forma Units Outstanding As of June 30, 2014

	Pro Forma Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units Outstanding	80,667,664	80,667,664
AOG units exchangeable into Common Units	130,921,766	-
Dilutive Effect of Unvested Restricted Common Units(1)	580,756	221,384(2)
Dilutive Effect of Unvested Options	-	-
Total	212,170,186	80,889,048

(1)               We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)               Represent proportional dilutive impact based upon the percentage of AOG owned by Ares Management, L.P. (38.12%).

Exhibit G.  Per Unit Calculations for the Three Months Ended June 30, 2014

($ in thousands, except per unit data)

Pro Forma After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$75,051
Less: Entity Level Foreign, State and Local Taxes	(348)
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$74,699
x Tax Rate	6.43%
Less Provision for Income Taxes (1)	(4,733)
Pro Forma After Tax Economic Net Income	$69,966
Pro Forma After Tax Economic Net Income per Pro Forma Unit Outstanding	$0.33

Pro Forma After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$74,699
x Pro Forma Common Ownership Percentage	38.12%
Pro Forma Economic Net Income Attributable to Common Unitholders	$28,475
x Tax Rate	16.62%
Less Provision for Income Taxes (1)	(4,733)
Pro Forma After Tax Economic Net Income Attributable to Common Unitholders	$23,742
Pro Forma After Tax Economic Net Income per Adjusted Common Unit	$0.29

Distributable Earnings per Unit
Distributable Earnings	$48,900
Less: Entity Level Foreign, State and Local Tax	(348)
Distributable Earnings After Entity Level Foreign, State and Local Tax	$48,553
x Common Ownership Percentage	38.12%
Distributable Earnings Attributable to Common Unitholders	$18,508
Less: Current Provision for Income Taxes(2)	(4,115)
Distributable Earnings After Tax Attributable to Common Unitholders	$14,393
Distributable Earnings per Common Unit Outstanding	$0.18
Actual Distribution per Common Unit Outstanding	$0.18

(1)          The provision for income taxes on ENI was calculated by multiplying (1) Ares  Management, L.P.’s pro forma share of ENI that is subject to corporate level taxes (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) the Company’s assumed  corporate tax rate.

(2)          The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s post-IPO ownership percentage (which differed slightly from the pre-IPO ownership percentage) of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees

ARCC Part I Fees refers to fees based on ARCC’s net investment income (before ARCC Part I Fees and fees based on ARCC’s net capital gains, which are paid annually (‘‘ARCC Part II Fees’’)), which are paid quarterly.

Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net other income, and further adjusts for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation expense, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and further removes the effects of performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items that we believe are not indicative of our performance.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).
Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fee income, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated Funds.

Permanent Capital

Permanent capital refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.